SUPPLEMENTAL LIFE INSURANCE AGREEMENT

THIS SUPPLEMENTAL LIFE INSURANCE AGREEMENT is made in Chicago, Illinois; as of the ____ day of _______, 199_, by and between JOHNSTOWN AMERICA INDUSTRIES, INC. (the "Corporation"), a Delaware corporation, and ___________________________ (the "Employee").

WHEREAS, the Corporation wishes to reward the Employee with supplemental life insurance compensation for faithful and productive service with the Corporation; and

WHEREAS, the parties hereto desire to have the specifics of the supplemental life insurance compensation and the criteria pursuant to which such supplemental life insurance compensation will be paid reduced to a written agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein made, the Corporation and the Employee agree as follows:

   1. Compensation

      In addition to any and all other compensation paid by the Corporation to the Employee for services rendered to the Corporation, the Corporation agrees, subject to Section 2 below, to: (1) pay the annual premium on a $__________ policy (the "Policy") of life insurance on the life of the Employee; and (2) "gross-up" the Employee in cash for the approximate amount of federal, state and local income taxes the Employee must pay on the imputed income therefrom; and (3) reimburse the Employee additional cash so that the Employee will have no "out-of-pocket" outlay by virtue of this reimbursement to pay the tax.

   2. Payment Conditions

      a. The Policy premiums will be paid directly to the insurer subject to the following conditions precedent:

          i) Subject to Section 4(b) below, the Policy shall be purchased and wholly owned by the Employee and, without exception, all incidents of ownership shall vest in the Employee. The Employee shall have sole discretion in naming the beneficiary of the Policy; provided that, in no event will the Employee name the Corporation or any affiliate or subsidiary of the Corporation as a beneficiary thereof. Subject to Section 4(c), the Employee shall have the ability to surrender, borrow or to obtain dividends from the Policy.

          ii) The Corporation agrees to pay the premiums on the Policy when due. The duration and amount of the Policy may be changed at the Corporation's discretion. Except as otherwise provided in Section 4(a) or in the last sentence of Section 4(b) below, the Corporation's obligation to continue to pay premiums on the Policy shall cease upon the earlier of the Employee's death, termination from service for any reason, or 65th birthday.




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        b.Income Tax Reimbursement Provision

          i) The Corporation also agrees to pay the Employee a reimbursement approximately equal to the amount of personal federal, state and local income taxes that the Employee is obligated to pay on gross income imputed to the Employee by virtue of each premium paid on the policy by the Corporation.

    3.  Term

        The term of the Agreement shall commence with the effective date of the Policy and terminate as provided in Section 4 below.

    4.  Termination Rights; Surrender of Policy

        a.Subject to the last sentence of Section 4(b) below, either party to this Agreement may terminate the Corporation's continued obligation to pay premiums on the Policy upon the giving of sixty (60) days written notice of termination to the other party.

        b.Prior  to  the  third  anniversary  of  the  date  hereof,   upon  the
          termination of the Employee's employment with the Corporation for any reason, the Employee agrees to assign to the Corporation without consideration therefor all rights of the Employee to the Policy and all benefits thereunder effective as of the date of termination of the Employee's employment with the Corporation. The foregoing shall be inapplicable to a termination of employment due to the Employee's death or a termination of employment pursuant to which the Employee is entitled to any benefits under any severance or employment agreement then in effect between the Corporation and the Employee. In addition, the Corporation acknowledges that in the event of a termination of employment pursuant to which the Employee is entitled to any benefits under any severance or employment agreement then in effect between the Corporation and the Employee and notwithstanding any provision in this Agreement to the contrary, the Corporation shall continue to make premium payments on the Policy as provided herein for the period specified in such severance or employment agreement.

          On and after the third anniversary of the date hereof, upon the termination of the Employee's employment with the Corporation for Cause (as defined below), the Employee agrees to assign to the Corporation without consideration therefor all rights of the Employee to the policy and all benefits thereunder effective as of the date of termination of the Employee's employment with the Corporation. For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Corporation (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Corporation's Board of Directors, which demand specifically identifies the manner in which the Corporation's Board of Directors believes that the Employee has not substantially performed the



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          Employee's  duties,  or (ii) the willful  engaging by the  Employee in
          conduct  which  is  demonstrably  and  materially   injurious  to  the
          Corporation or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Corporation.

        c.So long as the Employee continues to be employed by the Corporation, the Corporation's consent will be required in order for the Employee to surrender, borrow, or to obtain dividends from the Policy, provided that consent will be given to obtain Policy values for college education of the Employee's children or for medical needs of the Employee and family.

    5.  Named Fiduciary and Plan Administrator

          The Chief Financial Officer of the Corporation is hereby designated the "named fiduciary". As named fiduciary, the Chief Financial Officer shall be responsible for the management, control and administration of the Policy as established herein. The Chief Financial Officer may allocate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

    6.  Claims Procedure for Life Insurance

          Due proof of death must be submitted to the insurer at its home office on forms furnished by it. These forms can be obtained from any local office of the insurer or from its home office.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT on the date first above written.

                                         JOHNSTOWN AMERICA INDUSTRIES, INC.


                                 By:  /s/ Andrew M. Weller
                                   ---------------------------------
                                        Andrew M. Weller
                                        Executive Vice President & CFO





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